UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 22, 2007

Date of Report (Date of Earliest Event Reported)
BUSINESS OBJECTS S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)
157-159 Rue Anatole France, 92300 Levallois-Perret, France

(Address of principal executive offices)
(408) 953-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 22, 2007, the Board of Directors of Business Objects S.A. (the “Company”) approved an amendment and restatement of Article 6 of the Company’s Amended and Restated Bylaws (the “Amended Bylaws”). The Amended Bylaws increase the stated share capital of the Company to €9,762,669.70 from a stated share capital of €9,686,755.60. This increase in the stated share capital is a result of the issuance of shares following the exercise of stock options by employees of the Company and its subsidiaries between July 1, 2006 and December 31, 2006. Pursuant to French law, changes in a company’s stated share capital must be reflected in such company’s bylaws.
     The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amended Bylaws attached hereto as Exhibit 3.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Business Objects S.A., as amended February 22, 2007 (English translation of the French legal version)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2007

BUSINESS OBJECTS S.A.
By:	/s/ James R. Tolonen
James R. Tolonen
Chief Financial Officer and Senior Group Vice President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Business Objects S.A., as amended February 22, 2007 (English translation of the French legal version)

4